Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended September 30, 2020
NEWPORT, RI - November 11, 2020 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended September 30, 2020.
3rd Quarter Highlights

•Net income attributable to Pangaea Logistics Solutions Ltd. was $7.6 million for three months ended September 30, 2020 as compared to $8.3 million of net income for the same period of 2019.
◦Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. of $8.1 million as compared to $8.6 million for the three months ended September 30, 2019.
•Diluted net income per share was $0.17 for three months ended September 30, 2020 as compared to earnings per share of $0.19 for the same period of 2019.
•Pangaea's TCE rates were $13,316 for the three months ended September 30, 2020 and $15,915 for the three months ended September 30, 2019. The market average for the third quarter of 2020 was approximately $10,286, giving the Company an overall average premium over market rates of approximately $3,030 or 29%.
•Adjusted EBITDA of $15.1 million for the three months ended September 30, 2020, compared to $18.0 million for the same period of 2019.
•At the end of the quarter, Pangaea had $48.1 million in cash, restricted cash and cash equivalents.
•The Company acquired an additional one-third equity interest in its partially-owned consolidated subsidiary Nordic Bulk Holding Company Ltd. (NBHC), which owns six modern 1-A ice-class panamax bulk vessels, increasing its equity interest to 66.7%.

Ed Coll, Chief Executive Officer of Pangaea Logistics Solutions, commented:

"The third quarter was an active one for us from an operating and investing perspective. We deployed our industry leading ice class capabilities to meet our clients' needs during the summer arctic shipping season. Our operating fleet expanded from an average of 40 ships in the second quarter to 52 ships in the third quarter, which shows our unique chartering strategy in practice as we limited our exposure to turbulent markets by redelivering vessels earlier in the year and replacing them when needed to meet client demand. Our achieved TCE continued to outperform the market average by 29%. Furthermore, as we previously announced, we increased our ownership in our six ice-class 1A panamax vessels from 33% to 67%, solidifying our position in the strategically important ice class sector. We took additional steps to reduce the average age of our fleet as we completed the sale of the m/v Bulk Beothuk in the 3rd quarter."
Mr. Coll added, "Collectively we are encouraged by the steps we've taken as we focus on niches where we add value and in turn enhance shareholder value. Furthermore, as we look ahead, we continue to watch the rapidly changing conditions caused by COVID-19, from changes to our working environment to rotating crews aboard our vessels. We again extend our sincere gratitude to our people and their families for the hardships they are facing, ashore and aboard our vessels. Our results year over year remain strong. In the longer term we are encouraged by the decline in newbuilding orders and its impact on the dry bulk industry, however we expect, and have prepared for, continued uncertainty in our markets over the next few quarters."

Results for the three months ended September 30, 2020 and 2019
Total revenue was $103.8 million for the three months ended September 30, 2020, compared with $118.9 million for the three months ended September 30, 2019. The 13% decrease in revenues was mainly attributed to the decrease in the average time charter rates achieved by our vessels during the third quarter of 2020 compared to the same period in 2019.
Time Charter Equivalent rate (TCE) was $13,316 per day for the three months ended September 30, 2020, compared to an average of $15,915 per day for the same period in 2019. However, the achieved premium over the average market TCE rate increased by $3,030 per day or 29% for the three months ended September 30, 2020 compared to 16% in the same period in 2019. The total number of shipping days remained relatively consistent with a 2% increase to 4,734 days in the three months ended September 30, 2020, compared to 4,636 for the same period in 2019, predominantly due to the increase in voyage days.

Liquidity and Cash Flows
Cash, restricted cash and cash equivalents were $48.1 million as of September 30, 2020, compared with $53.1 million on December 31, 2019.
At September 30, 2020 and December 31, 2019, the Company had working capital of $17.3 million and $37.1 million, respectively. Net cash provided by operating activities during the nine months ended September 30, 2020 was $22.4 million compared to net cash provided by operating activities of $23.4 million for the nine months ended September 30, 2019.

Net cash used in investing activities during the nine months ended September 30, 2020 and 2019 was $6.0 million and $48.2 million, respectively. During the nine months ended September 30, 2020, the Company received sale proceeds of $11.7 million from the sale of three vessels and paid $15.0 million for the acquisition of an additional one-third interest in NBHC.

Net cash used in financing activities during the nine months ended September 30, 2020 was $21.4 million compared to net cash provided by financing activities of $5.3 million during the same period of 2019. The Company exercised an early buy-out of one of its finance leases for a purchase price of $5.5 million during the nine months ended September 30, 2020 compared to proceeds received of $14.0 million from a finance lease during the same period of 2019.

Subsequent Event
NBHC Loan Refinancing

On November 2, 2020, NBHC signed a nonbinding term sheet with a new lender pursuant to which the new lender has proposed to provide NBHC a loan for up to $18.0 million with a term of 84 months at an interest rate of 2.95% per annum. The borrower will make 28 quarterly payments in arrears followed by one final installment of $4.4 million payable on the 7th anniversary of the drawdown date, no later than December 31, 2020. The Loan would be secured by a first lien on m/v Nordic Odyssey and m/v Nordic Orion. The Company intends to use a portion of the proceeds of the loan to repay the outstanding balance of $10.6 million for the Nordic Odyssey and Nordic Orion loan facilities which matures on December 31, 2020.

Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on November 12, 2020 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID#5847439.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for two weeks and can be accessed by calling (855) 859-2056 (domestic) or (404) 537-3406 (international) and referencing ID#5847439.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Income
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Voyage revenue	$98,120,344	$103,806,391	$251,501,401	$247,087,805
Charter revenue	5,646,214	15,079,005	18,541,264	34,632,391
Total revenue	103,766,558	118,885,396	270,042,665	281,720,196
Expenses:
Voyage expense	40,729,271	45,102,602	120,283,093	114,501,121
Charter hire expense	34,969,551	41,980,065	82,498,729	85,244,779
Vessel operating expense	9,699,890	11,331,770	28,958,812	32,160,692
General and administrative	3,691,963	2,768,253	11,557,594	12,160,924
Depreciation and amortization	4,230,302	4,652,563	12,818,260	13,521,078
Loss on impairment of vessels	—	—	1,801,039	—
Loss on sale of vessels	485,580	—	705,065	—
Total expenses	93,806,557	105,835,253	258,622,592	257,588,594

Income from operations	9,960,001	13,050,143	11,420,073	24,131,602

Other (expense) income:
Interest expense, net	(1,956,729)	(2,499,617)	(6,073,599)	(6,807,837)
Interest expense on related party debt	—	(10,902)	—	(48,938)
Unrealized gain (loss) on derivative instruments, net	(18,098)	(301,058)	(1,530,875)	2,203,899
Other income	301,543	180,194	996,734	580,106
Total other (expense), net	(1,673,284)	(2,631,383)	(6,607,740)	(4,072,770)

Net income	8,286,717	10,418,760	4,812,333	20,058,832
Income attributable to non-controlling interests	(734,472)	(2,097,200)	(1,050,287)	(4,002,217)
Net income attributable to Pangaea Logistics Solutions Ltd.	$7,552,245	$8,321,560	$3,762,046	$16,056,615

Earnings per common share:
Basic	$0.17	$0.19	$0.09	$0.38
Diluted	$0.17	$0.19	$0.09	$0.37

Weighted average shares used to compute earnings per common share:
Basic	43,488,241	42,817,933	43,393,764	42,729,775
Diluted	43,510,961	43,354,742	43,398,472	43,247,417

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$45,558,951	$50,555,091
Restricted cash	1,500,000	1,000,000
Accounts receivable (net of allowance of $1,697,961 and $1,908,841 at September 30, 2020 and December 31, 2019, respectively)	19,938,892	28,309,402
Bunker inventory	16,232,580	21,001,010
Advance hire, prepaid expenses and other current assets	22,422,135	18,770,825
Vessel held for sale	—	8,319,152
Total current assets	105,652,558	127,955,480

Restricted cash	1,000,000	1,500,000
Fixed assets, net	275,616,572	281,474,857
Investment in newbuildings in-process	15,390,635	15,357,189
Finance lease right of use assets, net	45,732,947	53,615,305
Total assets	$443,392,712	$479,902,831

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$39,092,634	$39,973,635
Related party debt	242,852	332,987
Deferred revenue	10,387,175	14,376,394
Current portion of secured long-term debt	31,619,969	22,990,674
Current portion of finance lease liabilities	6,952,635	12,549,208
Dividend payable	99,127	631,961
Total current liabilities	88,394,392	90,854,859

Secured long-term debt, net	65,513,329	83,649,717
Finance lease liabilities, net	52,277,654	57,498,217
Long-term liabilities - other	10,062,268	4,828,364
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 45,065,662 shares issued and outstanding at September 30, 2020; 44,886,122 shares issued and outstanding at December 31, 2019	4,507	4,489
Additional paid-in capital	159,265,939	157,504,895
Retained earnings	16,498,626	12,736,580
Total Pangaea Logistics Solutions Ltd. equity	175,769,072	170,245,964
Non-controlling interests	51,375,997	72,825,710
Total stockholders' equity	227,145,069	243,071,674
Total liabilities and stockholders' equity	$443,392,712	$479,902,831

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating activities
Net income	$4,812,333	$20,058,832
Adjustments to reconcile net income to net cash (used in) provided by operations:
Depreciation and amortization expense	12,818,260	13,521,078
Amortization of deferred financing costs	513,092	538,427
Amortization of prepaid rent	91,704	88,948
Unrealized loss (gain) on derivative instruments	1,530,875	(2,203,899)
Income from equity method investee	(1,097,531)	(416,435)
Earnings attributable to non-controlling interest recorded as interest expense	104,662	—
Recovery for doubtful accounts	(45,661)	(47,351)
Loss on impairment of vessels	1,801,039	—
Loss on sale of vessel	705,065	—
Drydocking costs	(3,112,910)	(1,561,689)
Share-based compensation	1,915,188	1,365,968
Change in operating assets and liabilities:
Accounts receivable	8,416,171	(692,306)
Bunker inventory	4,768,430	2,219,986
Advance hire, prepaid expenses and other current assets	(2,553,779)	(15,220,967)
Accounts payable, accrued expenses and other current liabilities	(4,236,385)	6,171,148
Deferred revenue	(3,989,219)	(419,835)
Net cash provided by operating activities	22,441,334	23,401,905

Investing activities
Purchase of vessels and vessel improvements	(2,072,496)	(40,201,356)
Investment in newbuildings in-process	(33,446)	(7,691,522)
Purchase of fixed assets and equipment	—	(293,385)
Acquisition of non-controlling interest	(15,000,000)	—
Proceeds from sale of vessels	11,691,507	—
Purchase of derivative instrument	(628,000)	—
Net cash provided by (used in) investing activities	(6,042,435)	(48,186,263)

Financing activities
Proceeds from long-term debt	—	14,000,000
Payments of related party debt	—	(1,681,063)
Payments of financing fees and issuance costs	(167,984)	(646,538)
Payments of long-term debt	(9,852,201)	(17,343,675)
Proceeds from finance leases	—	25,600,000
Dividends paid to non-controlling interests	—	(4,666,665)
Payments of finance lease obligations	(10,817,136)	(4,678,761)
Accrued common stock dividends paid	(532,834)	(5,242,613)
Cash paid for incentive compensation shares relinquished	(154,126)	—
Contributions from non-controlling interest recorded as long-term liability	322,750	—
Payments to non-controlling interest recorded as long-term liability	(193,508)	—
Net cash (used in) provided by financing activities	(21,395,039)	5,340,685

Net decrease in cash, cash equivalents and restricted cash	(4,996,140)	(19,443,673)
Cash, cash equivalents and restricted cash at beginning of period	53,055,091	56,114,735
Cash, cash equivalents and restricted cash at end of period	$48,058,951	$36,671,062

Supplemental cash flow information
Cash and cash equivalents	$45,558,951	$34,171,062
Restricted cash	2,500,000	2,500,000
	$48,058,951	$36,671,062

Supplemental non-cash investing and financing Information:
Deferred consideration related to acquisition of non-controlling interest	$7,500,000	$—

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net Transportation and Service Revenue
Gross Profit	14,183,087	15,850,171	25,620,946	36,396,012
Add:
Vessel Depreciation and Amortization	4,184,759	4,620,788	12,681,085	13,417,592
Net transportation and service revenue	$18,367,846	$20,470,959	$38,302,031	$49,813,604

Adjusted EBITDA
Income from operations	$9,960,001	$13,050,143	$11,420,073	$24,131,602
Depreciation and amortization	4,230,302	4,652,563	12,818,260	13,521,078
Loss on impairment of vessels	—	—	1,801,039	—
Loss on sale of vessel	485,580	—	705,065	—
Share-based compensation	391,702	320,462	1,915,188	1,365,969
Adjusted EBITDA	$15,067,585	$18,023,168	$28,659,625	$39,018,649

Earnings Per Common Share
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$7,552,245	$8,321,560	$3,762,046	$16,056,615

Weighted average number of common shares outstanding - basic	43,488,241	42,817,933	43,393,764	42,729,775
Weighted average number of common shares outstanding - diluted	43,510,961	43,354,742	43,398,472	43,247,417

Earnings per common share - basic	$0.17	$0.19	$0.09	$0.38
Earnings per common share - diluted	$0.17	$0.19	$0.09	$0.37

Adjusted EPS
Net Income attributable to Pangaea Logistics Solutions Ltd.	$7,552,245	$8,321,560	$3,762,046	$16,056,615
Non-GAAP
Add: loss on sale of vessels	485,580	—	705,065	—
Loss on impairment of vessels	—	—	1,801,039	—
Unrealized (gain) loss on derivative instruments	18,098	301,058	1,530,875	(2,203,899)
Non-GAAP adjusted net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$8,055,923	$8,622,618	$7,799,025	$13,852,716

Weighted average number of common shares - basic	43,488,241	42,817,933	43,393,764	42,729,775
Weighted average number of common shares - diluted	43,510,961	43,354,742	43,398,472	43,247,417

Adjusted EPS - basic	$0.19	$0.20	$0.18	$0.32
Adjusted EPS - diluted	$0.19	$0.20	$0.18	$0.32

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Gross Profit. Gross profit represents total revenue less net transportation and service revenue and less vessel depreciation and amortization.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels, stock-based compensation and certain non-recurring charges. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Tiya Gulanikar
Chief Financial Officer	Prosek Partners
401-846-7790	646-818-9288
Investors@pangaeals.com	tgulanikar@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.